UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 7, 2006

CRDENTIA CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-31152	76-0585701
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14114 Dallas Parkway, Suite 600
Dallas, Texas 75254

(Address of Principal Executive Offices) (Zip Code)

(972) 850-0780

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Separation Agreement and General Release of Claims with Pamela Atherton

As discussed in further detail below under Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers, Pamela Atherton resigned as our President on January 7, 2006 to pursue other interests.

In connection with her resignation, on January 7, 2006, we executed a Separation Agreement and a General Release of Claims with Ms. Atherton.  The Separation Agreement provides Ms. Atherton with certain benefits in exchange for, among other things, her providing us with consulting services for a one year period (the “Severance Period”).  Pursuant to the terms of the Separation Agreement, we agreed to continue to pay Ms. Atherton her current base salary of $175,000 per year during the Severance Period.  In addition, we agreed to allow Ms. Atherton to continue to vest, during the Severance Period, (i) the options she holds to purchase 422,741 shares of our common stock and (ii) 133,310 restricted shares she holds.  Unvested options remaining at the end of the Severance Period shall accelerate and vest in full.

The description of the terms of the Separation Agreement and the General Release of Claims is qualified in its entirety by reference to the Separation Agreement which is filed with this current report as Exhibit 10.1 and the General Release of Claims which is filed with this current report as Exhibit 10.2.

Settlement Agreement

Effective January 9, 2006, we entered into a Settlement Agreement with Nick Liuzza, Sr., Nick Liuzza, Jr., Christopher Liuzza (collectively, the “Liuzzas”) and certain other former shareholders of New Age Staffing, Inc. (collectively with the Liuzzas, the “Former New Age Shareholders”).  Pursuant to the Settlement Agreement, the Liuzzas agreed to dismiss with prejudice an action they had filed against us in the United States District Court, Eastern District of Louisiana, and Nick Liuzza, Jr. agreed to return 591,496 shares of our common stock, which were issued to him on September 22, 2003 in connection with our acquisition of New Age Staffing, Inc.  In addition, the Settlement Agreement also contains a release of claims (i) by us in favor of the Former New Age Shareholders, and (ii) by the Former New Age Shareholders in favor of us.

The description of the Settlement Agreement is qualified in its entirety by reference to the Settlement Agreement which is filed with this current report as Exhibit 10.3.

Item 5.02                     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As reported above under Item 1.01, Entry into a Material Definitive Agreement – Settlement Agreement and General Release of Claims with Pamela Atherton, Pamela Atherton resigned as our President on January 7, 2006 to pursue other interests.

On January 12, 2006, we issued a press release regarding Ms. Atherton’s resignation, which is filed with this current report as Exhibit 99.1.

Item 9.01                     Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit No.	Description
10.1	Separation Agreement by and between Crdentia Corp. and Pamela Atherton, dated January 7, 2006.
10.2	General Release of Claims by and between Crdentia Corp. and Pamela Atherton, dated January 7, 2006.
10.3	Settlement Agreement, dated January 9, 2006, by and among Crdentia Corp.,

Nick Liuzza, Sr., Nick Liuzza, Jr., Christopher Liuzza and certain other former shareholders of New Age Staffing, Inc.
99.1	Press release of Crdentia Corp., dated January 12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRDENTIA CORP.

January 12, 2006	By:	/s/ James J. TerBeest
James J. TerBeest
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement by and between Crdentia Corp. and Pamela Atherton, dated January 7, 2006.
10.2	General Release of Claims by and between Crdentia Corp. and Pamela Atherton, dated January 7, 2006.
10.3	Settlement Agreement, dated January 9, 2006, by and among Crdentia Corp., Nick Liuzza, Sr., Nick Liuzza, Jr., Christopher Liuzza and certain other former shareholders of New Age Staffing, Inc.
99.1	Press release of Crdentia Corp., dated January 12, 2006.